As filed with the Securities and Exchange Commission on June 28, 1996

                                       Registration No. 333-_____

                             FORM S-8

     Registration Statement under the Securities Act of 1933


                  CHESAPEAKE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)

             Delaware                           73-1395733
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

     6104 North Western Avenue
      Oklahoma City, Oklahoma                     73118
(Address of Principal Executive Offices)         (Zip Code)


                  CHESAPEAKE ENERGY CORPORATION
              SAVINGS AND INCENTIVE STOCK BONUS PLAN
                     (Full title of the plan)

     Aubrey K. McClendon                        Copies to:
  Chairman of the Board and
   Chief Executive Officer                 Connie S. Stamets, Esq.
 Chesapeake Energy Corporation                  McAfee & Taft
   6104 North Western Avenue              A Professional Corporation
 Oklahoma City, Oklahoma 73118                   Tenth Floor
  (Name and address of agent                Two Leadership Square
        for service)                    Oklahoma City, Oklahoma 73102

                           405/848-8000
  (Telephone number, including area code, of agent for service)
                 -------------------------------

                        Calculation of Registration Fee
- -------------------------------------------------------------------------------
Title of                        Proposed maxi-      Proposed maxi-    Amount of
securities to    Amount to be   mum offering        mum aggregate     registra-
be registered    registered     price per unit      offering price    tion fee
- -------------------------------------------------------------------------------
Common Stock,     30,000
$.10 par value    shares*           $78.94**         $2,368,200**     $817**
- ------------------------------------------------------------------------------

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

** Calculated pursuant to Rule 457(h), based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange for June 21, 1996.

                             PART II

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          Chesapeake Energy Corporation (the "Registrant") and the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan") incorporate herein by reference the following documents filed with the Securities and Exchange Commission:

          (a) The Registrant's Prospectus dated April 3, 1996 relating to its common stock, which was filed pursuant to Rule
424(b) under the Securities Act of 1933, as amended (the
"Securities Act"), and formed a part of the Registrant's registration statements on Form S-3 (Nos. 333-1588 and 333-3206) under the Securities Act;

          (b) The Plan's annual report on Form 11-K for the year ended December 31, 1995 filed on June 27, 1996;

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
(the "Exchange Act") since June 30, 1995; and

          (c) The description of the Registrant's common stock contained in its registration statement on Form 8-A registering such class under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents hereafter filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of the Registrant's common stock covered by this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, under which the Registrant is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation and Article VI of the Bylaws of the Registrant also provide for indemnification of directors and officers under certain circum-stances. These provisions, together with the Registrant's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, the Registrant maintains insurance which insures its directors and officers against certain liabilities.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following exhibits are filed herewith:

Exhibit No.

  5       Opinion of McAfee & Taft A Professional Corporation

23.1      Consent of Price Waterhouse LLP

23.2      Consent of McAfee & Taft A Professional Corporation
          (included in Exhibit 5)

23.3      Consent of Williamson Petroleum Consultants, Inc.

24        Power of Attorney

     In lieu of filing an opinion of counsel or an Internal Revenue Service ("IRS") determination letter as required by Item 601(b)(5)(ii) of Regulation S-K, the undersigned Registrant hereby undertakes to submit the Plan, as amended and restated to date, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement re-lating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 28, 1996.

                              CHESAPEAKE ENERGY CORPORATION

                              By AUBREY K. MCCLENDON
                                 Aubrey K. McClendon, Chairman of
                                 the Board and Chief Executive
                                 Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 1996.


AUBREY K. MCCLENDON                   TOM L. WARD
Aubrey K. McClendon, Chairman         Tom L. Ward, President and Director
of the Board and Chief Execu-
tive Officer (Principal
Executive Officer)                    RONALD A. LEFAIVE
                                      Ronald A. Lefaive, Controller
                                      (Principal Accounting Officer)
MARCUS C. ROWLAND
Marcus C. Rowland, Vice
President - Finance and Chief         BREENE M. KERR
Financial Officer (Principal          Breene M. Kerr, Director
Financial Officer)

                                      FREDERICK B. WHITTEMORE
E. F. HEIZER, JR.                     Frederick B. Whittemore, Director
E. F. Heizer, Jr., Director


SHANNON SELF
Shannon Self, Director


WALTER C. WILSON
Walter C. Wilson, Director

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma
City, State of Oklahoma, on June 28, 1996.

                                CHESAPEAKE ENERGY CORPORATION
                                SAVINGS AND INCENTIVE STOCK BONUS
                                PLAN


                                By JANICE A. DOBBS
                                   Janice A. Dobbs, Trustee

                        INDEX TO EXHIBITS

Exhibit
Number
- -------
  5       Opinion of McAfee & Taft A Professional
          Corporation

23.1      Consent of Price Waterhouse LLP

23.2      Consent of McAfee & Taft A Professional
          Corporation (included in Exhibit 5)

23.3      Consent of Williamson Petroleum Consultants,
          Inc.

24        Power of Attorney